UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 14, 2008
INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)
9 Oak Park Drive
Bedford, Massachusetts 01730
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (781) 457-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Ex-99.1 Press Release dated October 20, 2008

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Alison de Bord from the Board of Directors
     On October 14, 2008, Insulet Corporation (the “Company”) received written notice from Alison de Bord of her decision to resign from the Board of Directors (the “Board”) of the Company, effective immediately. Ms. de Bord’s resignation was not the result of any disagreement with the Company. Ms. de Bord joined the Board in 2004 and, at the time of her resignation, served as a member of the Board’s Nominating and Corporate Governance Committee.
Appointment of Sally Crawford to the Board of Directors
     Effective October 17, 2008, the Board appointed Sally W. Crawford as a Class I director with a term expiring at the 2011 annual meeting of stockholders. The Board also appointed Ms. Crawford to serve on the Compensation Committee of the Board. Ms. Crawford will receive standard non-employee director compensation, including: (i) an annual retainer of $25,000; and (ii) upon joining the Board, a non-qualified option to purchase 9,520 shares of the Company’s common stock that are subject to a three-year vesting period, with 50% of the total award vesting on the first anniversary of the grant date and an additional 25% vesting on each of the next two anniversaries of the grant date, subject to continued service as a director. The exercise price for all option grants will be equal to their fair market value on the date of grant.
     On October 20, 2008, the Company issued a press release regarding the appointment of Ms. Crawford. A copy of the press release is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits
(d)          Exhibits.
Exhibit No.	Description
99.1	Press Release dated October 20, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION
October 20, 2008	By:	/s/ Lars Boesgaard
Vice President of Finance

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